Exhibit 99.2

January 20, 2015

Dear Shareholder:

Thank you for your investment in Global Income Trust, Inc., a non-traded real estate investment trust focused on acquiring and operating a diverse portfolio of income-oriented commercial real estate. We are writing today to provide you with the results of our recent valuation and an update on other operational activities.

Valuation

As we disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the SEC) on January 20, 2015, our board of directors established an estimated net asset value (NAV) of $7.431 per share of the Company’s common stock as of December 31, 2014. This valuation is the first we have conducted since commencing operations in October 2010. Although we are mindful that it is below the $10.00 per share public offering price (which includes fees and commissions), it is reflective of challenges we have sought to overcome since our inception, including a substantially lower capital raise resulting in a significantly smaller-sized company relative to the costs of managing a public company.

As this is the first valuation of our portfolio, the board of directors adopted a valuation policy, which is consistent with the methodologies recommended by the Investment Program Association (IPA)2, the leading trade association for non-listed direct investment vehicles. In connection with our valuation as of December 31, 2014, we engaged an independent third party — CBRE Capital Advisors, Inc. (CBRE Cap) — to assist in establishing a range of estimated net asset values for the Company. CBRE Cap is an independent investment banking firm that specializes in providing real estate related financial services and has substantial experience conducting these types of valuations. CBRE Cap is a subsidiary of CBRE Group, Inc., which is a Fortune 500 and S&P 500 company, and one of the world’s largest commercial real estate services and investment firms.

Our board of directors directed its valuation committee, which is comprised solely of independent directors, to review CBRE Cap’s valuation analyses and range of estimated NAV per share, and to recommend an estimated NAV to the full board. Based on the valuation committee’s recommendation, our board of directors adopted $7.43 as the estimated NAV per share of our common stock as of December 31, 2014. For a description of the methodology considered by our board of directors and its valuation committee, please refer to our Current Report on Form 8-K filed January 20, 2015, with the SEC at www.sec.gov. Please keep in mind that this estimated NAV per share is simply a snapshot in time, will fluctuate over time, and should not be relied upon by shareholders as representative of the amount an investor could expect to receive now or when the Company liquidates in the future.

Waiver of Advisory Fees

On December 30, 2014, our advisor, CNL Global Income Advisors, LLC, agreed to waive (i) all unpaid asset management fees, acquisition fees and disposition fees for the years 2012 and 2013, and (ii) the reimbursement of all unpaid expenses incurred by the advisor for the years 2012 and 2013 under the Fourth Amended and Restated Advisor Agreement between the Company and the advisor dated as of March 8, 2012.

Distribution Policy, Distribution Reinvestment Plan & Redemption Plan

We completed our initial public offering on April 23, 2013, having raised approximately $83.7 million, including approximately $1.9 million through our distribution reinvestment plan. Our board of directors determined at that time not to pursue an additional offering and to discontinue the distribution reinvestment plan.

Our board has authorized an annual distribution rate of 6.5 percent per share of common stock, based on a $10.00 public offering price per share and a 365-day calendar year. At this time, we plan to continue providing shareholders with cash distributions; however, since the small company size has not provided sufficient cash flow from operations to cover the 6.5 percent distribution, CNL has consistently funded a large portion of the distribution. Accordingly, our board of directors will re-evaluate the distribution policy following the consummation of the pending sale of the German properties (discussed in more detail below). We will provide additional details about the distribution at a future date.

Liquidation Strategies

To date, we own interests in nine income-oriented commercial properties consisting of industrial, light industrial, office building and retail space. Four of the properties are located in the United States and five properties are located in Germany.

With the completion of our equity offering in April 2013, we took steps to begin exploring possible strategic alternatives for liquidity by engaging SunTrust Robinson Humphrey, Inc. to serve as our financial advisor to assist with our efforts. In June 2014, we committed to a plan to sell the German assets based on market feedback of potential buyers and ranges of prices for the German assets. With this in mind, on December 29, 2014, we entered into an equity interest sale agreement for our German portfolio to non-affiliated third-party buyers. The equity sale is expected to take place by January 30, 2015, and will consist of a sale of 94.9 percent equity interest of the entities which hold the German properties. The sale of our equity interest is based on an aggregate current valuation of approximately EUR 18.6 million for the entire German portfolio. The five German properties were originally acquired for a total of approximately EUR 18.3 million (before acquisition costs), with approximately EUR 10.9 million in third-party debt. Our proceeds from the sale of the 94.9 percent interest are expected to be approximately EUR 7.7 million before transaction costs and subject to certain adjustments. Subject to our board of directors’ approval, the proceeds from the sale may be used to retire debt or make a special distribution to our shareholders. Additionally, we will continue to hold a 5.1 percent equity stake in the German portfolio following the consummation of the sale, as the savings from a transfer tax and financing perspective outweigh the cost of retaining a small interest in the portfolio. We can transfer the 5.1 percent interest under certain circumstances, and we have a future put option on the retained interest.

Looking Ahead

We continue to actively manage our portfolio and explore potential liquidity options that are in the best interest of the Company and our shareholders. We look forward to updating you further on our portfolio in the upcoming annual report. Thank you for the confidence you have placed in Global Income Trust. We encourage you to visit www.IncomeTrust.com to review other information about your investment. Should you have questions, please contact CNL Client Services at 866-650-0650, option 3.

Sincerely,

James M. Seneff, Jr.	Thomas K. Sittema
Chairman of the Board	Chief Executive Officer & President

cc: Financial Representative

1This valuation represents the estimated value per share at a snapshot in time and will likely change over the company’s lifecycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the company. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

2There is no assurance that the IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the company’s common stock, constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the company, in preparing its valuation materials. The company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as believes, expects, anticipates, intends, estimates, estimated, plans, continues, pro forma, may, will, seeks, should and could, and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the company’s common stock, and other matters. The company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the company’s business, and important factors that could cause the company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the company’s website at IncomeTrust .com. All written and oral forward-looking statements attributable to the company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.